                                                                                         Exhibit 24

                                  AUTHORIZATION

The undersigned hereby authorize and designate Shamrock Activist Value Fund,
L.P. to sign on the undersigned's behalf any Form 3, Form 4 and/or Form 5 pursuant to the Securities Exchange Act of 1934 with respect to securities of
Reddy Ice Holdings, Inc. for so long as the undersigned may be deemed to have beneficial ownership or a pecuniary interest in any such securities.

Dated: February 5, 2008

                                     SHAMROCK ACTIVIST VALUE FUND II, L.P.
                                       By: Shamrock Activist Value Fund GP,
                                           L.L.C., its general partner
                                       By: Shamrock Partners Activist Value Fund,
                                           L.L.C., its managing member

                                       /s/ Michael J. McConnell
                                       -----------------------------------------
                                       Name:  Michael J. McConnell
                                       Title: Vice President

                                     SHAMROCK ACTIVIST VALUE FUND III, L.P.
                                       By: Shamrock Activist Value Fund GP,
                                           L.L.C., its general partner
                                       By: Shamrock Partners Activist Value Fund,
                                           L.L.C., its managing member

                                       /s/ Michael J. McConnell
                                       -----------------------------------------
                                       Name:  Michael J. McConnell
                                       Title: Vice President

                                       /s/ Stanley P. Gold
                                       -----------------------------------------
                                       Stanley P. Gold